Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Virtusa Corporation:

We consent to the incorporation by reference in the registration statement (Nos. 333‑207818, 333‑204338, 333‑196218, 333‑188908, 333‑179330, 333‑170792, 333‑160981, and 333‑145636) on Form S‑8, (Nos. 333‑184533 and 333‑167505) on Form S‑3, and (No. 333‑218416) on Form S‑3ASR of Virtusa Corporation of our reports dated May 24, 2019, with respect to the consolidated balance sheets of Virtusa Corporation as of March 31, 2019 and 2018, and the related consolidated statements of income (loss), comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the three‑year period ended March 31, 2019, and the related notes and financial statement schedule II, Valuation and Qualifying Accounts (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of March 31, 2019, which reports appear in the March 31, 2019 annual report on Form 10‑K of Virtusa Corporation.

/s/ KPMG LLP

Boston, Massachusetts

May 24, 2019